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                                                                   EXHIBIT 15-16





DTE Energy Company and
The Detroit Edison Company
Detroit, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of DTE Energy Company and subsidiaries and of The Detroit Edison Company and subsidiaries for the periods ended March 31, 2001 and 2000, as indicated in our report dated May 9, 2001. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, is incorporated by reference in the following Registration Statements:

         FORM                               REGISTRATION NUMBER

         DTE Energy Company
         Form S-3                           33-57545
         Form S-3                           333-58834
         Form S-4                           333-89175
         Form S-8                           333-00023

         The Detroit Edison Company.
         Form S-3                           33-53207
         Form S-3                           33-64296
         Form S-3                           333-65765


We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP

Detroit, Michigan
May 9, 2001